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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     The undersigned constitutes and appoints Barry P. Hoffman and Robert L. Recchia, and any of them, with full power to act without the others, such person's true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of Valassis Communications, Inc. (the 'Company') relating to the underwritten secondary offering of shares of the Company's Common Stock, par value $.01 per share, and any and all amendments thereto (including, without limitation, post-effective amendments and any subsequent registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


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
            /s/ MARK C. DAVIS
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              MARK C. DAVIS
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